UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

MDC PARTNERS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MDC PARTNERS INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners”, “MDC” or the “Company”) will be held virtually by live audio webcast at https://web.lumiagm.com/417438029 on Tuesday, June 22, 2021 at 12:30 p.m. (Eastern Daylight Time) for the following purposes:
1.
To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2020 and the auditors’ report thereon;

2.
To elect the directors of MDC Partners;

3.
To hold a non-binding advisory vote to approve executive compensation;

4.
To appoint auditors and to authorize the Audit Committee to determine the auditors’ remuneration; and

5.
To transact such further and other business as may properly come before the Meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement and Management Information Circular provide additional information regarding the matters to be dealt with at the Meeting and is deemed to form part of this notice. Only shareholders of record at the close of business on May 10, 2021 are entitled to vote at the Meeting or any adjournment or postponement thereof. The proxy cut off may be waived or extended by the Chairman of the Meeting without notice.
Shareholders who are unable to attend the virtual Meeting are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.
Proxies to be used at the Meeting must be received by AST Trust Company (Canada), not later than 12:30 p.m. (Eastern Daylight Time) on June 18, 2021 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting). Proxies may be submitted by one of the following alternative methods:
By Internet:   www.astvotemyproxy.com and enter the 13-digit control number printed on the form of proxy and follow the instructions on screen;
By Phone:   1-888-489-5760 (toll-free in North America) and enter the 13-digit control number printed on the form of proxy;
By Email:   proxyvote@astfinancial.com;
By Fax:   416-368-2502 or 1-866-781-3111 (toll-free in North America); or
By Mail:   AST Trust Company (Canada), Attn. Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1.
This year, with the coronavirus (COVID-19) global pandemic, public health officials in the United States and Canada are calling for social distancing as the most effective method of containing the outbreak. At MDC, the health and safety of our shareholders, employees and other stakeholders is paramount and for this reason we have decided to hold the Meeting in a virtual-only format via a live audio webcast. A virtual Meeting enables registered shareholders and duly appointed proxyholders to join us online, listen to the Meeting, ask questions online, and vote online. The vast majority of our shareholders vote by proxy in advance of the meeting and all shareholders are encouraged to vote by proxy ahead of the Meeting.

If you have any questions or require any assistance with your vote, please contact our strategic shareholder advisor and proxy solicitation agent, Kingsdale Advisors, at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-877-659-1821 or by collect call outside North America at 416-867-2272 or by email at contactus@kingsdaleadvisors.com.
By Order of the Board of Directors
David Ross
General Counsel, Executive Vice President, Corporate Development and Corporate Secretary
New York, N.Y.
May 10, 2021

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 22, 2021:
This Proxy Statement and our Annual Report on Form 10-K are available free of charge at www.mdc-partners.com/investors.

MDC PARTNERS INC.
PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR
Annual Meeting of Shareholders
to be held on June 22, 2021
GENERAL PROXY INFORMATION
SOLICITATION OF PROXIES
This Proxy Statement and Management Information Circular (this “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners,” “MDC” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time, in the manner and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments or postponements thereof. Such meeting is hereinafter referred to as the “Meeting”.
The Meeting constitutes the Company’s annual meeting of shareholders. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the principal executive office of MDC Partners is One World Trade Center, Floor 65, New York, New York 10007, and its registered address is 33 Draper Street, Toronto, Ontario M5V 2M3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about May 17, 2021.
MDC Partners will pay all of the expenses of soliciting proxies for management. Management is soliciting proxies of all shareholders primarily by mail and electronic means, supplemented by telephone or other contact by employees of MDC (who will receive no additional compensation other than expense reimbursement) and all such costs will be borne by MDC. MDC has also retained Kingsdale Advisors as its strategic shareholder advisor and proxy solicitation agent to assist in the solicitation of proxies. For these proxy solicitation services, Kingsdale Advisors will receive an estimated fee of approximately CDN$40,000/US$33,000, plus reimbursement of reasonable out-of-pocket expenses. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.
MANNER IN WHICH PROXIES WILL BE VOTED
The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Lanuto and Ross, the management nominees, and received at the offices of AST Trust Company (Canada), Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 (the “Transfer Agent” or “AST”) not later than 12:30 p.m. (Eastern Daylight Time) on June 18, 2021 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting), will be voted or withheld from voting at the Meeting and, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. The proxy cut-off time may be waived or extended by the Chairman of the Meeting without notice.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.
At any meeting of shareholders (including the 2021 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1∕3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on May 10, 2021 (the “record date”) will be entitled to vote, or grant proxies to vote, his or her Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares (“Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”) at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).
All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting, except for the election of directors, who are elected by a plurality of the votes cast. Broker non-votes and abstentions are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. An automated system administered by the Transfer Agent tabulates the votes.
ALTERNATE PROXY
Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting.
Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above. If you are appointing a non-management proxyholder, you must call 1-866-751-6315 (within North America) or 212-235-5754 (outside of North America) by 12:30 p.m. (Eastern Daylight Time) on June 18, 2021 and provide AST with the required information for your chosen proxyholder so that AST may provide the proxyholder with a control number via email. Alternatively, a duly appointed proxyholder may request a control number by completing a form online using the following link: https://lp.astfinancial.com/ControlNumber. This control number will allow your proxyholder to log in to and vote at the Meeting. Without a control number your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.
REVOCABILITY OF PROXY
A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, One World Trade Center, Floor 65, New York, New York 10007, not later than 12:30 p.m. (Eastern Daylight Time) on June 18, 2021 (or, if the Meeting is adjourned or postponed, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned or postponed Meeting), or with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof. If such written instrument is deposited with the Chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.
BENEFICIAL OWNERS
Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).
Only registered shareholders or their duly appointed proxyholders are permitted to vote at the online Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.
If the non-registered holder wishes to attend and vote at the online Meeting, the holder must insert its own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response. As a second step, a non-registered holder or their proxyholder, as applicable, will then have to call 1-866-751-6315 (within North America) or 212-235-5754 (outside of North America) by 12:30 p.m. (Eastern Daylight Time on June 18, 2021 and provide AST with the required information for you or your chosen proxyholder so that AST may provide a control number via email. Alternatively, you or your duly appointed proxyholder may request a control number by completing a form online using the following link: https://lp.astfinancial.com/ControlNumber. Failing to register your proxyholder will result in the proxyholder not receiving a control number, which is required to vote at the online Meeting. In addition, non-registered holders who have not duly appointed themselves as proxyholder will not be able to vote at the online Meeting but will be able to participate as a guest.
If the non-registered holder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries will not have discretionary authority to vote shares at the online Meeting on any of the proposals. We encourage all non-registered holders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.
The Company may use the Broadridge QuickVote™ service to help non-registered shareholders vote their shares. Non-registered shareholders may be contacted by Kingsdale Advisors to conveniently obtain voting instructions directly over the telephone.

PARTICIPATING AT THE VIRTUAL MEETING
Registered shareholders and duly appointed proxyholders may join the virtual Meeting by going to https://web.lumiagm.com/417438029 and clicking “I have a control number” and then entering your unique 13- digit control number located on your form of proxy and the password “mdc2021” (case-sensitive). Once you have joined the meeting you are able to ask questions at any time. All questions will be seen by a moderator who will apply normal Meeting protocols related to appropriateness and relevance. Appropriate questions will be addressed at the end of the formal business.
When the Chairman of the Meeting opens the online balloting, registered shareholders and duly appointed proxyholders will be able to vote. Proxyholders appointed by registered shareholders and beneficial shareholders who appoint themselves or a third party will need to call 1-866-751-6315 (within North America) or 212-235-5754 (outside of North America) by 12:30 p.m. (Eastern Daylight Time on June 18, 2021 and provide AST with the required information for you or your chosen proxyholder so that AST may provide a control number via email. Alternatively, you or your duly appointed proxyholder may request a control number by completing a form online using the following link: https://lp.astfinancial.com/ControlNumber.
CURRENCY
Unless otherwise stated, all amounts reported in this Circular are in U.S. dollars.
AUTHORIZED CAPITAL AND VOTING SHARES
The authorized capital of MDC Partners consists of an unlimited number of Class A Shares; an unlimited number of Class B Shares; and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number, of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares, an unlimited number of Series 3 Preference Shares, 95,000 Series 4 Preference Shares, an unlimited number of Series 5 Preference Shares, 50,000 Series 6 Preference Shares, and an unlimited number of Series 7 Preference Shares have been designated. As of May 10, 2021, MDC Partners had outstanding 78,601,838 Class A Shares (including restricted stock awards), 3,743 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares, no Series 3 Preference Shares, 95,000 Series 4 Preference Shares, no Series 5 Preference Shares, 50,000 Series 6 Preference Shares and no Series 7 Preference Shares.
The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting, the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting, and the holders of the Series 4 Preference Shares and Series 6 Preference Shares are not entitled to vote in connection with the matters to be acted upon at the Meeting. Approximately 99.9% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares. Cumulative voting in the election of directors is not permitted.
The Series 4 Preference Shares do not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Series 4 Preference Shares will not have voting rights. The holders of the Series 4 Preference Shares have the right to convert the Series 4 Preference Shares at any time and from time to time into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time.
The Series 6 Preference Shares do not entitle their holders to vote in the election of directors and, other than as required by applicable law, holders of the Series 6 Preference Shares will not have voting rights. The holders of the Series 6 Preference Shares have the right to convert the Series 6 Preference Shares at any time and from time to time into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time.
The charter of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.
To the knowledge of the directors and officers of MDC Partners, and excluding the Series 4 and Series 6 Preference Shares, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than: Stagwell Agency Holdings LLC, Hotchkis and Wiley Capital Management LLC, and Indaba Capital Fund, L.P. See “Security Ownership of Management and Certain Beneficial Owners” for details of shares beneficially owned by these persons and entities.
EXPENSES
MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made by telephone or by other means of communication by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees (and reimbursement of expenses incurred in connection with the solicitation). MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

ITEM 1  —  FINANCIAL STATEMENTS
The Company’s audited financial statements for the year ended December 31, 2020 and the report of the auditors thereon will be placed before the Meeting. These audited consolidated financial statements may be obtained by shareholders, without charge, upon written request to One World Trade Center, Floor 65, New York, New York 10007, Attention: Investor Relations, and will be available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com. on the Securities and Exchange Commission’s website at www.sec.gov, and on the SEDAR website at www.sedar.com.

ITEM 2  —  ELECTION OF DIRECTORS
The Board has adopted a resolution setting the number of directors of MDC Partners at seven (7). The Board has independently determined that seven (7) directors will be elected at the Meeting this year based on the mix of skills and experience necessary for the Board to fulfill its duties and responsibilities.
The term of office of each of the present directors expires at the Meeting. The seven (7) persons named below will be presented for election to the Board of Directors at the Meeting as management’s nominees, and, unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.
Charlene Barshefsky	Mark J. Penn
Asha Daniere	Desirée Rogers
Bradley J. Gross	Irwin D. Simon
Wade Oosterman
Each of the nominees is currently a director of the Company. MDC Partners believes that each of the above nominees for election as director possess the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth in “Information Concerning Management’s Nominees for Election as Directors”, below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF THE NOMINEES.
Each director elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of its nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion.
With the exception of Mr. Penn, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles and are independent under applicable Canadian securities laws. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Mr. Oosterman and Mr. Simon are resident Canadians.
QUALIFICATIONS OF THE MEMBERS OF THE BOARD
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and committees, including persons suggested by shareholders and others.
The Nominating and Corporate Governance Committee reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

BOARD MEMBER QUALIFICATIONS
Talent Management	Our ability to attract and retain the most talented professionals is fundamental to the success of an advertising and marketing holding company business such as ours, and the Board’s oversight function is particularly critical with respect to succession planning for our senior leadership team, and ensuring that we continue to prioritize the diversity of perspectives on the board.
Character	Our Board’s ability to honestly and ethically assess and maximize long-term shareholder value is essential for MDC’s well-being. Integrity and sound judgment are fundamental aspects of our Company’s values. We also highly value collaboration, and expect directors to have strong diplomatic and interpersonal skills.
Industry Experience	Directors with experience relevant to our industry are well-suited to help guide the Company in key areas of our business such as marketing and advertising and public relations, and to assess growth opportunities. Relevant industry experience extends to knowledge of the products and services that MDC’s partner firms provide, as this aids customer relationship management.
CEO Experience	We believe that experience serving as a CEO enables directors to contribute deep insight into business strategy and operations, positioning the Board to serve as a valuable thought leader and challenge key assumptions while overseeing management.
Legal / Regulatory	Our Board must be able to effectively evaluate MDC’s legal risks and obligations, as well as the complex, multinational regulatory environments in which our businesses operate, to help protect MDC’s reputational integrity and promote long-term success.
Technology	Technological experience enables our directors to provide important insight regarding social and digital media, data privacy, cybersecurity, and other matters related to our information security and technology systems. We value directors with an ability to focus on digital innovation, as we navigate a time of rapid technological advancement industry-wide.
Public Company Board Experience	Through their experience serving on the boards of other large publicly traded companies, directors bring a valuable understanding of board functions and effective independent oversight.

Information Concerning Management’s Nominees for Election as Directors
The following is a brief biography of each nominee for election as a director, and a summary of the qualifications and any arrangements pursuant to which each nominee was selected:
Mark J. Penn Age 67 Director since: March 18, 2019
Mark Penn has been the Chief Executive Officer of MDC Partners since March 18, 2019. He has also been the President and Managing Partner of The Stagwell Group, a private equity fund that invests in digital marketing services companies, since its formation in June 2015. Prior to The Stagwell Group, Mr. Penn served in various senior executive positions at Microsoft. As Executive Vice President and Chief Strategy Officer of Microsoft, he was responsible for working on core strategic issues across the company, blending data analytics with creativity. Mr. Penn also has extensive experience growing and managing agencies. As the co-founder and CEO of Penn Schoen Berland, a market research firm that he built and later sold to WPP Group, he demonstrated value-creation, serving clients with innovative techniques such as being the first to offer overnight polling and unique ad testing methods now used by politicians and major corporations. At WPP Group, he also became CEO of Burson Marsteller, and managed the two companies to substantial profit growth during that period. A globally recognized strategist, Mr. Penn has advised corporate and political leaders both in the United States and internationally. He served for six years as White House Pollster to President Bill Clinton and was a senior adviser in his 1996 re-election campaign, receiving recognition for his highly effective strategies. Mr. Penn later served as chief strategist to Hillary Clinton in her Senate campaigns and her 2008 Presidential campaign. Internationally, Mr. Penn helped elect more than 25 leaders in Asia, Latin America and Europe, including Tony Blair and Menachem Begin.
Qualifications
Mr. Penn has extensive leadership experience as a CEO and an agency operator, and his background as an agency founder, executive strategist and marketer, and global thought leader were critical qualifications that led to his appointment as CEO and a member of the Board. Mr. Penn was nominated as a director of the Company by Stagwell Agency Holdings LLC pursuant to its rights as purchaser of the Class A Subordinate Voting Shares and Series 6 Convertible Preference Shares. Mr. Penn resides in Washington, D.C.

Charlene Barshefsky Age 70 Director since: April 8, 2019 Committees: Audit Committee Nominating and Corporate Governance Committee	Charlene Barshefsky is Chair of Parkside Global Advisors, a position she has held since April 2021. Prior to this, she was a Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C., from 2001 through March 2021. At WilmerHale, Ambassador Barshefsky advised multinational corporations on their market access, regulatory, investment and acquisition strategies in major markets across the globe. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative (USTR) and a member of President Clinton’s Cabinet from 1997 to 2001 and Acting and Deputy USTR from 1993 to 1996. As the USTR, she served as chief trade negotiator and principal trade policymaker for the United States and, in both roles, negotiated complex market access, regulatory and investment agreements with virtually every major country in the world. She serves on the boards of directors of the American Express Company and the Estee Lauder Companies and is a member of the board of trustees of the Howard Hughes Medical Institute. She is also a member of the Council on Foreign Relations. Ambassador Barshefsky served on the boards of directors of Intel Corporation from 2004 to 2018 and Starwood Hotels & Resorts from 2004 to 2016.

Qualifications
Ambassador Barshefsky’s distinguished record as a policymaker and negotiator, ability to assess regulatory risks, as well as exceptional Board director experience for some of the world’s most respected consumer companies across a range of sectors focused on digital innovation are key qualifications for the Board.

Ambassador Barshefsky was initially nominated as a director of the Company by Stagwell Agency Holdings LLC pursuant to its rights as the purchaser of the Class A Subordinate Voting Shares and Series 6 Convertible Preference Shares and subsequently renominated by the Board. Ambassador Barshefsky resides in Washington, D.C.
Asha Daniere Age 54 Director since: June 25, 2020 Committees: Audit Committee
Asha Daniere is a strategic and legal advisor in the media and technology sectors. From 2012 through February 2020, she was Executive Vice-President, Legal & Business Affairs at Blue Ant Media, a global multi-platform media company. Prior to her position at Blue Ant, Ms. Daniere was Senior Vice President and General Counsel at Score Media Inc., a sports media company that formerly traded on the TSX . Prior to her role at Score Media, Ms. Daniere was General Counsel at Fun Technologies Inc., an Internet start-up that previously traded on the TSX. She is on the Boards of Directors of Canopy Rivers Inc., traded on the TSX, and GP-ACT III Acquisition Corp. She is also on the Board of Directors of the Toronto International Film Festival. From December 2015 to September 2018, Ms. Daniere served on the Board of Directors of Tangelo Games Corp.
Qualifications
Ms. Daniere brings to the Board significant experience in media and technology, as well as experience assessing and mitigating regulatory and legal risk in public companies. Ms. Daniere resides in Toronto, Ontario.

Bradley J. Gross Age 48 Director Since: March 7, 2017 Committees: Human Resources and Compensation Committee	Bradley Gross is a member of the Global Equity Leadership Group and head of corporate private equity investment activities in the Americas and EMEA within the Asset Management Division of Goldman Sachs. He serves as a member of the Merchant Banking Division Corporate and Growth Investment Committees and the Firmwide Retirement Committee. Previously, he was responsible for the Merchant Banking Division’s Technology, Media and Telecom investing activities and led the division’s portfolio wide valuation creation efforts. He first joined Goldman Sachs in 1995 as an analyst in the Real Estate Principal Investment Area. He rejoined the firm after business school in 2000 as an associate in the Principal Investment Area. He became a vice president in 2003 and was named managing director in 2007 and partner in 2012. Mr. Gross serves on the boards of Neovia Logistics Holdings, Proquest Holdings, Trader Interactive Holdings, Slickdeals, LLC and Aptos, Inc. Previously, Mr. Gross served on the boards of Americold Realty Trust and Griffon Corp. Mr. Gross brings to the board an exceptional risk management track record, extensive public company board experience and technological experience, all of which qualify him for the Board. Mr. Gross was nominated as a director of the Company by Goldman Sachs pursuant to its rights as the purchaser of the Series 4 Convertible Preference Shares.

Qualifications
Mr. Gross brings to the board an exceptional risk management track record, extensive board experience, and technological experience, all of which qualify him for the Board. Mr. Gross was nominated as a director of the Company by Goldman Sachs pursuant to its rights as the purchaser of the Series 4 Convertible Preference Shares. Mr. Gross resides in New York, New York.

Wade Oosterman Age 60 Director Since: January 23, 2020 Committees: Chair of Audit Committee
Wade Oosterman is Vice Chairman of Bell Canada, Canada’s largest telecommunications service provider, a position he has held since 2018. Mr. Oosterman is also President of Bell Media, Canada’s largest media company, since January 2021. Mr. Oosterman previously served as President of Bell Mobility from 2006 to 2018, as President of Bell Residential Services from 2010 to 2018 and as Chief Brand Officer of Bell Canada, and BCE, from 2006 to 2020. Prior to joining Bell Canada, Mr. Oosterman served as Chief Marketing and Brand Officer for TELUS Corp., and Executive Vice President, Sales and Marketing for TELUS Mobility. In 1987, Mr. Oosterman co-founded Clearnet Communications Inc. and served on its board of directors until the successful sale of Clearnet to TELUS Corp. Mr. Oosterman serves on the board of directors of Telephone Data Systems Inc., a U.S. telecom provider, and EnStream, a joint venture of the three largest Canadian telecom providers engaged in the business of mobile payments and identity verification. He has also served on the boards of directors of Ingram Micro and Virgin Mobile Canada.
Qualifications
Mr. Oosterman brings to the board financial acumen, risk assessment and mitigation, and exceptional operations experience. His leadership includes extensive experience in both sell-side and buy-side transactions. Mr. Oosterman resides in Toronto, Ontario.

Desirée Rogers Age 61 Director since: April 26, 2018 Committees: Chair of Human Resources and Compensation Committee Nominating and Corporate Governance Committee
Desirée Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC, a masstige makeup and skincare company. She served as Chairman of Choose Chicago, the tourism agency for the city of Chicago with over $1 billion in revenue, from 2013 until 2019. At Choose Chicago, Ms. Rogers’ digital marketing leadership resulted in record results of over 57 million visitors in 2018. Ms. Rogers was Chief Executive Officer of Johnson Publishing Company, a publishing and cosmetics firm, from 2010 to 2017. During the period of 2009 to 2010, Ms. Rogers was The White House’s Special Assistant to the President and Social Secretary under the Obama Administration. Ms. Rogers is a member of the boards of directors of World Business Chicago, the Economic Club of Chicago, the Conquer Cancer Foundation, Donors Choose, and Inspired Entertainment Inc., and is formerly a member of the board of directors of Pinnacle Entertainment, Inc.
Qualifications
Ms. Rogers is a results-oriented business leader, with key digital marketing experience, and brings to the board strong interpersonal, collaborative and diplomatic skills that qualify her for the Board. Ms. Rogers resides in Chicago, Illinois.

Irwin D. Simon Age 62 Director since: April 25, 2013	Irwin Simon is a business executive who in 1993 founded The Hain Celestial Group, Inc., traded on Nasdaq, which he built into a leading, global organic and natural products company and served as its Chairman and Chief Executive Officer through 2018. Mr. Simon currently serves as Chairman and Chief Executive Officer of Aphria Inc., a leading global cannabis company traded on

Committees: Chair of Nominating and Corporate Governance Committee Human Resources and Compensation Committee
the NYSE. Mr. Simon also serves as Executive Chairman of Whole Earth Brands, Inc., a global food company traded on Nasdaq. Mr. Simon previously served on the boards of directors of Barnes & Noble, Inc., the largest retail bookseller in the United States, and Jarden Corp., a global consumer products company. In addition, he is a member of the board of trustees of Tulane University in New Orleans, Louisiana, and is a member of the board of trustees at Poly Prep Country Day School in Brooklyn, New York. Mr. Simon is also the majority owner of the Cape Breton Screaming Eagles, a Quebec Major Junior Hockey League team and co-owner of St. John’s Edge of the National Basketball League of Canada. Mr. Simon currently serves as Lead Independent Director.
Qualifications
Mr. Simon qualifies for the Board because of his unique perspectives on aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer-packaged goods industry and related marketing services that are provided by the Company’s partner firms. Mr. Simon resides in New York, New York.

Compensation of Directors
The Human Resources and Compensation Committee (the “Compensation Committee”) is responsible for evaluating and recommending compensation programs for the Company’s non-employee directors to the Board for approval.
The elements of compensation paid to the Company’s non-employee directors in fiscal year 2020 were as follows:
•
an annual cash retainer of $70,000;

•
meeting fees of $2,000 for each Board meeting attended in person or by videoconference, $2,000 for each committee meeting attended in person and $1,000 for each committee meeting attended by videoconference (limited to two meetings per day);

•
an award of $50,000 of restricted stock or restricted stock units to non-employee directors elected at the Company’s 2020 annual meeting; and

•
in June 2020, the Compensation Committee approved a one-time cash award of $25,000 for service through the Company’s 2020 annual meeting in lieu of the annual award of restricted stock that had been customarily granted to non-employee directors but was not made in 2019.

The Company pays additional fees for certain positions held by a director as follows:
•
$75,000 for the Lead Independent Director;

•
$20,000 for the Audit Committee Chair;

•
$5,000 for the Audit Committee financial expert; and

•
$15,000 for other Committee Chairs.

The Company also paid fees to the members of the Special Committee established by the Board based on the number of meetings attended.
In 2020, Mr. Penn was not entitled to receive any separate or additional compensation in connection with his services on the Board. Mr. Gross also did not receive any compensation for his services on the Board, in accordance with the terms of the purchase agreement with Goldman Sachs.

The following table sets forth the compensation paid to our non-management directors for fiscal year 2020:
DIRECTOR COMPENSATION FOR FISCAL YEAR 2020
Non-Management Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Charlene Barshefsky	125,000	50,000(1)	—	—	175,000
Asha Daniere	123,000	50,000(1)	—	—	173,000(2)
Daniel S. Goldberg	4,038	—	—	—	4,038(3)
Bradley J. Gross	0	—	—	—	0
Anne Marie O’Donovan	96,500	—	—	—	96,500(4)
Kristen O’Hara	72,000	—	—	—	72,000(5)
Wade Oosterman	205,462	50,000(1)	—	—	255,462
Desirée Rogers	214,000	50,000(1)	—	—	264,000
Irwin D. Simon	319,000	50,000(1)	—	—	369,000

(1)
On August 7, 2020, Ms. Barshefsky, Ms. Rogers and Mr. Simon each received a grant of 23,256 restricted shares and Ms. Daniere and Mr. Oosterman each received a grant of 23,256 restricted stock units. The amounts in this table represent the aggregate grant date fair value of such of such grants as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable period. For a discussion of the assumptions relating to these valuations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation in our Annual Report on Form 10-K for the year ended December 31, 2020. The aggregate number of restricted shares or restricted stock units outstanding as of December 31, 2020 for our each of our non-employee directors was as follows: 23,256 restricted shares for Ms. Barshefsky; 23,256 restricted stock units for Ms. Daniere; 23,256 restricted stock units for Mr. Oosterman; 33,246 restricted shares for Ms. Rogers; and 34,246 restricted shares for Mr. Simon.

(2)
Ms. Daniere was elected to the Board at our 2020 annual meeting and thus received a prorated annual cash retainer.

(3)
Mr. Goldberg resigned from the Board on January 21, 2020 and thus received a prorated annual cash retainer.

(4)
Ms. O’Donovan did not stand for re-election at our 2020 Annual Meeting and thus received a prorated annual cash retainer.

(5)
Ms. O’Hara did not stand for re-election at our 2020 Annual Meeting and thus received a prorated annual cash retainer.

Information About the Board and Corporate Governance
The Board has established guidelines for determining director independence, and all current directors, with the exception of Mr. Penn, have been determined by the Board to be independent under applicable Nasdaq rules and the Board’s governance principles, and applicable Canadian securities laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices.
MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission (“SEC”). The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, certain provisions of the Code of Conduct that apply to its principal executive officer, principal financial officer and principal accounting officer by posting such information on its website, at the address and location specified below.
In addition, the Board of MDC Partners adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business. The Company’s Corporate Governance Guidelines contain a majority voting policy, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to promptly offer to resign from the Board. The Board shall accept the resignation absent exceptional circumstances. Unless the Board decides to reject the offer, the resignation shall become effective 60 days after the date of the election. In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it considers relevant to the best interests of the Company. A director who tenders a resignation pursuant to the Corporate Governance Guidelines will not participate in any meeting of the Board at which the resignation is considered. The Company will promptly issue a news release with the Board’s decision.
Copies of the charters of the Audit Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance. Copies are also available to any shareholder upon written request to One World Trade Center, Floor 65, New York, NY 10007, Attn: Investor Relations.

Meetings
The Board met or acted by written consent 12 times in 2020. All current members of the Board who served as directors during 2020 attended each Board meeting during the period in which they served in 2020.
The various Board committees met or acted by written consent the number of times shown in parentheses: Audit Committee (8); Human Resources and Compensation Committee (5); and Nominating and Corporate Governance Committee (4). Each incumbent director that served as a director during 2020 attended all meetings of all Board committees on which they served during such period. MDC has a formal policy regarding attendance by directors at its annual general meeting of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. Each member of the Board serving as a director at the time of the 2020 annual meeting of shareholders attended the meeting.
Membership on Standing Board Committees
Director	Audit Committee	Human Resources and Compensation Committee	Nominating and Corporate Governance Committee
Irwin D. Simon		✓	Chair
Charlene Barshefsky	✓		✓
Asha Daniere	✓
Bradley J. Gross		✓
Anne Marie O’Donovan(1)	✓		✓
Kristen O’Hara(2)		✓	✓
Wade Oosterman	Chair
Desirée Rogers		Chair	✓
Mark J. Penn

(1)
Ms. O’Donovan did not stand for re-election at our 2020 Annual Meeting.

(2)
Ms. O’Hara did not stand for re-election at our 2020 Annual Meeting.

OUR BOARD OF DIRECTORS

The Board oversees the management of the business and affairs of MDC Partners as required by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee.

OUR AUDIT COMMITTEE

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its fiduciary obligations and oversight responsibilities with respect to (1) the integrity of the Corporation's financial statements, (2) the Corporation's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Corporation's internal audit function and independent auditors. The Committee will also provide risk oversight, including cybersecurity risks, and prepare the report that SEC rules require to be included in the Corporation's annual proxy statement.

OUR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The purpose of the Nominating and Corporate Governance Committee is (1) to identify and to select and recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (2) to advise the Board with respect to the Board composition, procedures and committees, (3) to develop and recommend to the Board a set of corporate governance principles applicable to the Company, and (4) to oversee the evaluation of the Board and to ensure the committees fulfill their mandates.

OUR HUMAN RESOURCES AND COMPENSATION COMMITTEE

The purpose of the Human Resources & Compensation Committee is to oversee the Corporation's executive compensation and benefit plans and practices, including its incentive-compensation and equity-based plans, and to review and approve the Corporation's management succession plans. The Committee also produces a Committee report on executive compensation as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the SEC.

THE COMPANY'S MANAGEMENT

The executive officers are responsible for day-to-day risk management. The CEO, CFO and General Counsel periodically report on the Company's risk management policies and practices to relevant Board committees and to the full Board. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports our approach. The Board regularly evaluates the leadership structure at MDC and believes this evaluation should be considered in the context of MDC's specific circumstances, business and culture, while giving appropriate weight to the unique challenges facing an advertising and marketing holding company such as ours.

Audit Committee
The Audit Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian laws. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; risk oversight matters; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor their reports on internal controls, as presented in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and evaluating their effectiveness, and the independent auditor has the responsibility of auditing the financial statements and effectiveness of internal controls over financial reporting.
The current members of the Audit Committee are: Wade Oosterman (Chair), Asha Daniere, and Charlene Barshefsky. Each of the members of the Audit Committee is “financially literate” as required by applicable Canadian securities laws. The Board has determined that Mr. Oosterman qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. Mr. Oosterman has experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

Nominating and Corporate Governance Committee	The Nominating and Corporate Governance Committee is currently composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and by applicable Canadian securities laws. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees. The Nominating and Corporate Governance Committee will formally meet and deliberate on the qualifications of specific candidates prior to recommending their appointment to the full Board. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.
The current members of the Nominating and Corporate Governance Committee are: Irwin Simon (Chair), Charlene Barshefsky and Desirée Rogers.

Human Resources and Compensation Committee
The Human Resources and Compensation Committee (the “Compensation Committee”) is currently composed of three members. All of the members of the Compensation Committee are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and applicable Canadian securities laws, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee.
The current members of the Human Resources and Compensation Committee are: Desirée Rogers (Chair), Bradley J. Gross and Irwin Simon.

Board Leadership, Executive Sessions, Risk Oversight and Communications with the Board
Currently, Mr. Penn is the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Penn hold the positions of both Chairman and Chief Executive Officer, and by having a separate independent director (currently Mr. Simon) serve as “Lead Independent Director.” In the Board’s view, the current leadership structure facilitates strong communication and coordination between management and the Board and enables the Board to adeptly fulfill its risk oversight responsibilities.
Non-employee directors may meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Lead Independent Director has the primary responsibility to preside over these sessions of the Board. The current Lead Independent Director is Irwin Simon; he was appointed to that position effective July 20, 2015. Shareholders or other interested parties who wish to communicate with the Lead Independent Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o David Ross, General Counsel, One World Trade Center, Floor 65, New York, NY 10007. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.
The Board has extensive involvement in the oversight of risk management related to us and our business. The Board accomplishes this oversight both directly and through its committees, each of which assists the Board in overseeing a part of our overall risk management and regularly reports to the Board. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and compliance and risk management functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Human Resources and Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including whether any risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance.
With respect to cybersecurity risk oversight, our Board of Directors and our Audit Committee receive periodic reports from the appropriate managers on the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to these periodic reports, our Board of Directors and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.

ITEM 3  —  ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.
Shareholders are urged to read the Executive Compensation section of this proxy statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure, which discuss how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2021 Annual Meeting of Shareholders:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future decisions regarding our executive compensation program. Currently we seek an advisory “say-on-pay” resolution annually, in accordance with a shareholder resolution adopted at our 2017 Annual Meeting of Shareholders. The next advisory “say-on-pay” resolution will occur at the 2022 Annual Meeting of Shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

EXECUTUVE COMPENSATION
Compensation Philosophy and Objectives
We are a “smaller reporting company” and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Human Resources & Compensation Committee (the “Compensation Committee”) is committed to providing the information necessary to help shareholders understand our executive compensation-related decisions. Accordingly, this section outlines our compensation philosophy and describes certain components of our executive compensation practices for our named executive officers or “NEOs” in 2020:
MARK PENN	Chairman & Chief Executive Officer
FRANK LANUTO	Chief Financial Officer
DAVID ROSS	General Counsel & Executive Vice President, Strategy and Corporate Development
Aligning Pay with Performance
The Compensation Committee remains committed to its compensation strategy of appropriately linking compensation levels with shareholder value creation by:
•
Aligning pay with financial performance as a meaningful component of total compensation;

•
Providing total compensation capable of attracting, motivating and retaining executives of outstanding talent;

•
Focusing our executives on achieving key objectives critical to implementing the Company’s business strategy and achieving financial performance goals; and

•
Safeguarding the Company’s business interests, including protection from adverse activities by executives.

Primary Compensation Elements
The Company traditionally uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary, annual cash bonus incentives and long-term incentive awards. The Compensation Committee administers the long-term incentive program for our NEOs with the goal that all long-term equity awards granted to NEOs will either be subject to performance-based vesting requirements or will have value only to the extent that our stock price increases following the grant date, in addition to continued employment conditions. In limited situations, such as inducement grants, awards may include equity-based components that vest based solely on continued employment.

Pay Element	Description	Link to Business & Strategy
BASE SALARY
•
Fixed cash compensation recognizing individual performance, role and responsibilities, leadership skills, future potential and internal pay equity considerations

•
Set upon hiring or promotion, reviewed as necessary based on the facts and circumstances and adjusted when appropriate

•
Competitive base salaries help attract and retain key executive talent

•
Any material adjustments are based on competitive market considerations, changes in responsibilities and individual performance

ANNUAL INCENTIVES	• Performance-based cash compensation dependent on performance against annually established financial targets and personal performance	• Our annual incentives motivate and reward achievement of annual corporate and personal objectives that build shareholder value
LONG-TERM INCENTIVES
•
Opportunity to earn cash and equity long-term incentive awards, subject to continued employment, if the Company achieves financial performance goals (EBITDA) over a one (1) to three (3) year measurement period following the date of grant

•
Like our annual incentives, our long-term incentives encourage senior leaders to focus on delivering on our key financial metrics, but do not encourage or allow for excessive or unnecessary risk-taking in achieving this aim

•
The long-term incentives also ensure that executives have compensation that is at risk for longer periods of time and is subject to forfeiture in the event that they terminate their employment

•
The long-term incentives also motivate executives to remain with the company for long and productive careers built on expertise

INDUCEMENT AWARDS/CASH SIGNING BONUSES	• One-time awards granted to new executives in the form of SARs, restricted stock and/or cash signing bonuses	• Attract talented, experienced executives to join and remain with the Company

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Penn, Chief Executive Officer and Chairman	2020 2019	750,000 591,346	825,000 750,000	134,673 1,899,975	0 1,600,000	86,008 72,084	1,795,681 4,913,405
Frank Lanuto, Chief Financial Officer	2020 2019	450,000 252,404	495,000 450,000	23,087 325,710	0 519,750	42,857 31,050	1,010,944 1,578,914
David Ross, General Counsel & EVP, Strategy and Corporate Development	2020 2019	565,225 500,000	797,500 625,000	199,689 1,266,725	0 0	50,373 41,089	1,612,787 2,432,814

(1)
For Messrs. Penn, Lanuto and Ross, amounts shown in the column for 2020 reflect discretionary cash bonuses granted by the Compensation Committee. See “2020 Annual Incentive Awards; Pay-for-Performance Analysis.”

For Mr. Lanuto, the amount shown in the column for 2019 includes a signing bonus of $100,000.
(2)
For Messrs. Penn, Lanuto and Ross, amounts shown in the column for 2020 include the incremental fair value of awards granted in 2019 that were modified by the Compensation Committee on October 28, 2020 (computed as the fair value of the modified award at the date of modification minus the fair value of the original award at the date of modification). See “Awards Granted in 2019 — Amendment of Performance Conditions.”

For Mr. Ross, the amount shown in the column for 2020 also includes the grant date fair value of a long-term incentive award that was issued on February 28, 2018 and was subject to performance conditions. Under FASB ASC Topic 718, this restricted stock award did not have an established grant date fair value because the three-year cumulative financial performance target had not been established until the 2020 EBITDA target was determined in the first quarter of 2020. All 26,738 shares of restricted stock underlying this award forfeited in February 2021 due to the Company’s failure to achieve the minimum cumulative EBITDA target during the three-year period ended December 31, 2020.
For Messrs. Penn, Lanuto and Ross, amounts shown in the column for 2019 reflect the grant date fair value of the equity awards we granted to our NEOs as determined in accordance with FASB Topic 718.
For a discussion of the assumptions relating to these valuations, please see “Note 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2020.
(3)
For Messrs. Penn and Lanuto, amounts shown in the column for 2019 reflect the grant date fair value of the SARs we granted as inducement awards as determined in accordance with FASB Topic 718.

For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our annual report on Form 10-K for the year ended December 31, 2020.
(4)
The components of “all other compensation” are set forth in the table below.

Name	Perquisite Allowance ($)	Health Benefits ($)*	Long-term Disability Insurance Premiums ($)	Total ($)
Mark Penn	60,000	25,534	474	86,008
Frank Lanuto	25,000	17,383	474	42,857
David Ross	26,500	23,399	474	50,373

*
The “Health Benefits” provided by the Company are payment of health insurance premiums for the employee and, as applicable, family members eligible for coverage.

Narrative Disclosure to Summary Compensation Table
2020 Annual Incentive Awards; Pay-for-Performance Analysis
The Company’s compensation program is designed to reward performance relative to corporate performance criteria and individual performance. In 2020, each NEO was eligible to earn an annual bonus in an amount equal to his base salary plus a potential discretionary adjustment for exceptional performance. The Compensation Committee does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards. In determining the 2020 annual incentive awards to be paid to each of the named executive officers, the Compensation Committee considered the impact on our business of the global pandemic as well as management’s implementation of significant mitigating actions. The Compensation Committee exercised its discretion to give particular consideration to the fact that, in a challenging environment for revenue, the Company’s 2020 EBITDA exceeded the Company’s 2019 EBITDA by almost $10 million, based on the definition of EBITDA contained in the Company’s Credit Agreement, due to significant cost-saving actions taken under the direction of the management team. The Committee also considered that the Company achieved certain other financial and strategic goals in 2020, including an extension of the Company’s Credit Agreement, accretive senior notes repurchases, and continued new business and operational success attributable to the late-2019 portfolio realignment into agency networks. The Compensation Committee in particular acknowledged the efforts of Messrs. Lanuto and Ross, working at the direction of the Special Committee of the Board, in reaching a definitive transaction agreement with Stagwell. The Compensation Committee’s decision to grant annual incentive compensation to the NEOs at 110% of target value aligned with this exceptional financial and operational performance in an adverse economic environment. Specifically, on February 26, 2021, the Compensation Committee approved annual incentive awards to the NEOs in the following amounts: Mr. Penn — $825,000; Mr. Lanuto — $495,000; and Mr. Ross — $797,500.
2020 LTIP Awards Granted in 2019 – No Additional Awards Granted in 2020
2020 Stock LTIP Awards Granted in 2019.   On November 4, 2019, the Compensation Committee awarded each NEO restricted stock grants under the Company’s 2011 and 2016 Stock Incentive Plans as follows: Mr. Penn — 577,500 shares; Mr. Lanuto — 99,000 shares; Mr. Ross — 200,000 shares (the “2020 Stock LTIP Awards”). Vesting for these awards is conditioned upon the Company’s level of achievement of EBITDA over the performance period commencing on January 1, 2020 and ending on December 31, 2020 and the NEO’s continued employment until December 31, 2022. These awards were subsequently modified on October 28, 2020 (see “Awards Granted in 2019 – Amendment of Performance Conditions”). Approximately 5% of these awards were forfeited in February 2021 based on the Company’s level of achievement of EBITDA in 2020, with each of Messrs. Penn, Lanuto and Ross retaining 549,051, 94,123, and 190,148 restricted shares, respectively, eligible to vest subject to the service condition.
In addition, on June 4, 2019, the Compensation Committee granted Mr. Ross 137,500 restricted shares under the Company’s 2016 Stock Incentive Plan (the “2019 Special Incentive Award”), 68,750 of which performance vested in 2020 based on the Company’s 2019 EBITDA performance and 68,750 of which were subject to the achievement of certain EBITDA levels in 2020 and unvested as of December 31, 2020.
2020 Cash LTIP Awards Granted in 2019.   In November 2019, the Compensation Committee granted awards under the Company’s 2014 LTIP Plan to each of our NEOs in the following target amounts: Mr. Penn — $1,155,000; Mr. Lanuto — $198,000; Mr. Ross — $400,000. These grants vest at the end of the applicable three-year measurement period (January 1, 2020 – December 31, 2022), subject to achievement of financial performance criteria and continued employment (the “2020 Cash LTIP Awards”). The financial performance criteria are based on three-year cumulative EBITDA as measured against the approved annual EBITDA targets for such period.

A payout of between 75% and 100% of the target opportunity will be made if the Company achieves a three-year cumulative EBITDA amount equal to or greater than 90% but less than 100% of the three-year cumulative EBITDA target, based on a straight-line interpolation for actual cumulative EBITDA between 90% and 100% of the cumulative EBITDA target; a payout at the target opportunity will be made if the Company achieves the three-year cumulative EBITDA target; and a payout of the target opportunity plus an additional amount between 0% and 100% of the target opportunity will be made if the Company exceeds the three-year cumulative EBITDA target based on a straight-line interpolation for actual cumulative EBITDA between 100% and 105% of the cumulative EBITDA target, subject to a cap of two times the target opportunity. No payout would be earned in the event the Company fails to achieve three-year cumulative EBITDA at least equal to or greater than 90% of the cumulative EBITDA target.
The 2020 Cash LTIP Awards vest automatically upon a change in control of the Company (“single-trigger”). Subject to achievement of financial performance targets, these awards vest on a pro rata basis upon termination of the NEO’s employment without cause or by the NEO for good reason.
No Additional Awards Granted in 2020.   Because the awards granted in November 2019 were intended to cover the periods from 2020 to 2022, the Compensation Committee did not grant any long-term incentives to the NEOs in 2020.
Awards Granted in 2019 – Amendment of Performance Conditions
In October 2020 the Compensation Committee engaged Mercer, a compensation consulting firm, to provide objective analysis, advice and information, including comparative market data, related to potential amendments to the 2020 financial performance targets contained in certain outstanding equity incentive awards, in light of the substantial impact of the global pandemic on the Company’s revenue. Mercer participated in discussions at the Compensation Committee’s request both with and without management present. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets most relevant to shareholders and determined that, under the circumstances, an adjustment to the minimum 2020 EBITDA targets under the restricted stock awards granted in 2019 was appropriate.
Specifically, on October 28, 2020, the Compensation Committee approved modifications of the 2020 Stock LTIP Awards to reduce the minimum 2020 EBITDA target from $180 million to $175 million, and of the 2019 Special Incentive Award to reduce the minimum 2020 EBITDA target from $195 million to $180 million. The 2020 EBITDA targets to achieve full vesting eligibility were unchanged at $200 million and $205 million, respectively. The reduction in minimum EBITDA targets resulted in an adjusted vesting proration scale for all awards such that, at the time of modification, the expected vesting of the 2020 Stock LTIP Awards increased from 81.5% to 92.5% and the expected vesting of the 2019 Special Incentive Award increased from 0% to 66.7%.
Employment Agreements
The Company has entered into employment agreements with each NEO as described below.
Mark Penn Employment Agreement
The Company entered into an employment agreement with Mr. Penn, dated March 14, 2019, pursuant to which Mr. Penn is eligible to receive an annualized base salary of $750,000 and an annual discretionary cash bonus in an amount equal to up to 100% of his then-current base salary. He is eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to 350% of his then-current base salary. Mr. Penn is also eligible to receive a monthly $5,000 perquisite allowance to cover automobile expenses, professional dues and other perquisites. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Penn is subject to restrictive covenants during employment and for one (1) year thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions. The employment agreement also provides for severance payments if Mr. Penn’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
Frank Lanuto Employment Agreement
The Company entered into an employment agreement with Mr. Lanuto, dated May 6, 2019, pursuant to which Mr. Lanuto is eligible to receive an annual base salary of $450,000 and an annual discretionary bonus in an amount equal to up to 100% of his base salary. The employment agreement provides that Mr. Lanuto was eligible to receive a signing bonus of $100,000, subject to certain conditions. He is eligible for potential future grants under the Company’s long-term incentive plans with an annual target equal to $450,000. Mr. Lanuto is also eligible to receive an annual $25,000 perquisite allowance to cover automobile expenses, professional dues and other perquisites. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Lanuto is subject to restrictive covenants during employment and for a period of two (2) years thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions. The employment agreement also provides for severance payments if Mr. Lanuto’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”
David Ross Employment Agreement
The Company entered into an amended and restated employment agreement with Mr. Ross, dated February 27, 2017, pursuant to which Mr. Ross serves as our Executive Vice President, Strategy and Corporate Development. Effective September 17, 2020, Mr. Ross assumed the additional role of General Counsel and Corporate Secretary. Mr. Ross’s term of employment is for an indefinite term, unless and until either Mr. Ross provides the Company with 30 days’ prior written notice of resignation, or if the Company terminates his employment with or without “Cause” (as defined in his employment agreement). Mr. Ross currently receives an annualized base salary of $725,000 (effective as of September 17, 2020), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary. He is also eligible for potential future grants under the Company’s long-term incentive plans. Mr. Ross is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. Mr. Ross is also eligible to receive an annual $25,000 perquisite allowance to cover automobile expenses, professional dues and other perquisites. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. Under his employment agreement, Mr. Ross is subject to restrictive covenants during employment and for a period of eighteen (18) months thereafter, including covenants not to solicit clients of the Company, hire or solicit employees or exclusive consultants of the Company, and render services for any client of the type rendered by the Company, subject to specified exceptions. The employment agreement also provides for severance payments if Mr. Ross’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Mark Penn	500,000		2.19	3/18/2024
		1,000,000	2.19	3/18/2024
							577,500	1,449,525
Frank Lanuto	75,000		2.91	6/10/2024
		150,000	2.91	6/10/2024
	75,000		5.00	6/10/2024
		150,000	5.00	6/10/2024
							99,000	248,490
David Ross	43,000		6.60	1/31/2022
							200,000	502,000
							68,750	172,563
							26,738	67,112

(1)
Mr. Penn received 1,500,000 inducement SARs. These SARs will become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of March 18, 2019, subject to Mr. Penn’s continued employment with the Company through each vesting date.

Mr. Lanuto received 450,000 inducement SARs. These SARs will become vested and exercisable in full in three equal installments on each of the first three (3) anniversaries of June 10, 2019, subject to Mr. Lanuto’s continued employment with the Company through each vesting date.
(2)
Mr. Penn’s grant of 577,500 restricted shares, Mr. Lanuto’s grant of 99,000 restricted shares, and Mr. Ross’s grant of 200,000 restricted shares each forfeited in part as of February 26, 2021, based on partial achievement of the 2020 EBITDA target, as modified. For Messrs. Penn, Lanuto and Ross, 549,051, 94,123, and 190,148 restricted shares, respectively, remain eligible to vest subject to continued employment through December 31, 2022.

51,681 shares of Mr. Ross’s grant of 68,750 restricted shares vested on February 26, 2021, based on partial achievement of the 2020 EBITDA target, as modified. The remaining shares were forfeited.
All of Mr. Ross’s grant of 26,738 restricted shares forfeited on February 26, 2021 based on the Company’s failing to achieve the minimum cumulative EBITDA target during the three-year period ended December 31, 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
We have entered into employment agreements with each of our named executive officers. Under these agreements, we are required to pay severance benefits in connection with specified terminations of employment, including specified terminations in connection with a change in control of the Company. No employment agreement for any NEO or other executive officer provides “single-trigger” severance payments in connection with a change in control. All such employment agreements require a “double trigger” for any change in control severance payments in excess of basic severance terms, as applicable. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with specified terminations of employment, certain forms of change in control of the Company, death or disability. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans. The equity incentive plans provide for the following benefits in the event of a termination or change in control:
2020 Stock LTIP Awards.   The following conditions are applicable with respect to the 2020 LTIP Stock Awards issued to each of the NEOs on November 4, 2019:
In the event of (i) the death or disability of the executive officer, (ii) termination of the executive officer’s employment without “Cause” or by the executive officer for “Good Reason” within one year following a Change in Control (as defined in the Company’s 2016 Stock Incentive Plan), or (iii) a Change in Control in which the Company’s Class A shares are no longer outstanding and publicly traded immediately following such transaction (each, a “Permitted Acceleration Event”), 100% of award shall vest. In the event that the executive officer is terminated without “Cause” (subject to such termination not otherwise being a Permitted Acceleration Event) or resigns for “Good Reason” a number of restricted shares shall vest, if such termination occurs prior to the Determination Date, on the Determination Date, in an amount equal to the product of (x) the number of restricted shares that would otherwise vest in accordance with the applicable performance conditions, if any, and (y) a fraction, the numerator of which shall be the number of full months of service completed by the executive officer from January 1, 2020 through the termination date, and the denominator of which shall be 36. The “Determination Date” is the date the Company achieves the performance thresholds set forth in the award, as determined by the Compensation Committee on or prior to March 1, 2021.
2020 Cash LTIP Awards.   The following conditions are applicable with respect to the 2020 LTIP Cash Awards issued to each of the NEOs on November 4, 2019:
The 2020 Cash LTIP Award would vest upon (i) the death or disability of the executive officer or (ii) termination of the executive officer’s employment without “Cause” or with “Good Reason” based on the actual performance for the performance period, with the amount of the earned performance-based award (if any) based on a fraction, the numerator of which shall be the number of full months of service completed by the executive officer from January 1, 2020 through the termination date, the denominator of which is 36. Upon a Change in Control (as defined in the Company’s 2014 Long-Term Cash Incentive Compensation Plan) prior to December 31, 2022, the performance-based award will vest in full, with the amount payable determined by using an EBITDA performance multiplier equal to the greater of (a) one (1) and (b) the EBITDA performance multiplier calculated in accordance with the terms of the 2020 Cash LTIP award; provided, however, that if the price per share paid in such Change in Control is equal to or greater than 175% of the average closing trading price of one of the Company’s Class A shares during the twenty (20) days preceding the grant date, then the EBITDA performance multiplier shall be two (2). If the Change in Control is not structured as a share acquisition and/or there is no price per share in the Change in Control (as would be the case with the Stagwell transaction, if consummated) then the implied price per share paid in such Change in Control will be determined by the Compensation Committee in good faith immediately prior to such Change in Control. On October 28, 2020, the Compensation Committee adopted an interpretive standard that the implied price per share paid with respect to the 2020 Cash LTIP Awards in connection with the Stagwell transaction, if consummated, will be the average closing trading price of one of the Company’s Class A shares during the five (5) trading days preceding the closing date.
Mark Penn
Pursuant to his employment agreement, if MDC terminates Mr. Penn’s employment without “Cause,” or Mr. Penn terminates his employment for “Good Reason” (as defined in his employment agreement), then

MDC is required to pay Mr. Penn a lump sum severance payment within 60 days of the date of termination equal to the product of 1.5 times the sum of  (i) his then-current base salary plus (ii) the amount of his annual discretionary bonus paid in respect of the year immediately prior to the applicable date of termination. Mr. Penn will also be entitled to a pro-rata portion of his annual discretionary bonus for the year of termination based on actual performance. If Mr. Penn’s employment had terminated under these circumstances on December 31, 2020, the aggregate cash payment due to him under the agreement would have been $2,362,500.
As of December 31, 2020, Mr. Penn had 1,000,000 SARs that would vest upon (i) his death or disability, (ii) termination of his employment without “Cause” or with “Good Reason,” or (iii) a Change in Control (as defined in the Company’s 2016 Stock Incentive Plan). In the event of termination of Mr. Penn’s employment by MDC without “Cause,” or by Mr. Penn for “Good Reason” as of December 31, 2020, a total of 1,000,000 SARs would fully vest, and the value of such SARs would be $320,000.
As of December 31, 2020, Mr. Penn had a 2020 LTIP Stock Award in the amount of 577,500 restricted shares with a fair value equal to $1,449,525. In the event of termination of Mr. Penn’s employment by MDC without “Cause” (subject to such termination not otherwise being a Permitted Acceleration Event) or by Mr. Penn for “Good Reason” as of December 31, 2020, 183,017 of the restricted shares under this award would vest (based on actual performance through such date) with a fair value equal to $459,373.
As of December 31, 2020, Mr. Penn had a 2020 Cash LTIP Award in the amount of $1,155,000. In the event of termination of Mr. Penn’s employment by MDC without “Cause” or by Mr. Penn for “Good Reason” as of December 31, 2020, up to one-third of the award would remain eligible to vest and pay out based on actual performance for the three-year period ending December 31, 2022. As of December 31, 2020, the amount that would have been paid to Mr. Penn under this award upon a Change in Control would be $1,155,000.
Frank Lanuto
Pursuant to his employment agreement, if MDC terminates Mr. Lanuto’s employment without “Cause,” or Mr. Lanuto terminates his employment for “Good Reason” (as defined in his employment agreement), then MDC is required to pay Mr. Lanuto a lump sum severance payment within 60 days of the date of termination equal to six (6) months’ base salary. If Mr. Lanuto’s employment had terminated under these circumstances on December 31, 2020, the aggregate cash payment due to him under the agreement would have been $225,000.
If Mr. Lanuto’s employment is terminated within one year following the closing of a change in control by the company without “Cause,” or by Mr. Lanuto for “Good Reason,” then MDC is required to pay Mr. Lanuto a lump sum severance payment within 60 days of the date of termination equal to nine (9) months’ base salary. If Mr. Lanuto’s employment had terminated under these circumstances on December 31, 2020, the aggregate cash payment due to him under the agreement would have been $337,500.
As of December 31, 2020, Mr. Lanuto had 300,000 SARs that would vest upon termination of employment by the company without “Cause,” or by Mr. Lanuto for “Good Reason,” or a Change in Control (as defined in the Company’s 2016 Stock Incentive Plan). Based on the closing price of the Company’s Class A shares as of December 31, 2020, this award would have had no value.
As of December 31, 2020, Mr. Lanuto had a 2020 LTIP Stock Award in the amount of 99,000 restricted shares with a fair value equal to $248,490. In the event of termination of Mr. Lanuto’s employment by MDC without “Cause” (subject to such termination not otherwise being a Permitted Acceleration Event) or by Mr. Lanuto for “Good Reason” as of December 31, 2020, 31,374 of the restricted shares under this award would vest (based on actual performance through such date) with a fair value equal to $78,750.
As of December 31, 2020, Mr. Lanuto had a 2020 Cash LTIP Award in the amount of $198,000. In the event of termination of Mr. Lanuto’s employment by MDC without “Cause” or by Mr. Lanuto for “Good Reason” as of December 31, 2020, up to one-third of the award would remain eligible to vest and pay out based on actual performance for the three-year period ending December 31, 2022. As of December 31, 2020, the amount that would have been paid to Mr. Lanuto under this award upon a Change in Control would be $198,000.

David Ross
Pursuant to his employment agreement, if MDC terminates Mr. Ross’s employment without “Cause,” or Mr. Ross terminates his employment for “Good Reason” (as defined in his employment agreement), then MDC is required to pay Mr. Ross a severance payment within 10 days of the date of termination of one (1) times Mr. Ross’s total remuneration. Total remuneration means the sum of his then-current base salary plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If Mr. Ross’s employment had terminated under these circumstances on December 31, 2020, the aggregate cash payment due to him under the agreement would have been $1,522,500.
If Mr. Ross’s employment is terminated by the Company without “Cause”, or by Mr. Ross for “Good Reason”, within one year following the closing of a Change in Control, then Mr. Ross will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a Change in Control on December 31, 2020 and Mr. Ross’s employment terminated in connection with that Change in Control, the aggregate cash severance payment MDC would have paid him under the contract would be $3,045,000.
Furthermore, Mr. Ross will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. MDC will be obligated to pay Mr. Ross the economic equivalent of the benefits in these plans if he is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $23,873 if Mr. Ross’s employment had terminated as of December 31, 2020.
As of December 31, 2020, Mr. Ross had a 2020 LTIP Stock Award in the amount of 200,000 restricted shares with a fair value equal to $502,000. In the event of termination of Mr. Ross’s employment by MDC without “Cause” (subject to such termination not otherwise being a Permitted Acceleration Event) or by Mr. Ross for “Good Reason” as of December 31, 2020, 63,383 of the restricted shares under this award would vest (based on actual performance through such date) with a fair value equal to $159,090.
As of December 31, 2020, Mr. Ross had a 2019 Special Incentive Award in the amount of 68,750 restricted shares with a fair value equal to $172,563 that would vest upon (i) his death or disability, (ii) termination of his employment without “Cause” or with “Good Reason,” or (iii) a Change in Control.
As of December 31, 2020, Mr. Ross had 26,738 restricted shares awarded in February 2018 with a fair value equal to $67,112 that that would vest in the event of (i) his death, (ii) termination of his employment without “Cause” or by Mr. Ross for “Good Reason” within one year following a Change in Control, or (iii) a Change in Control in which the Company’s Class A shares are no longer outstanding and publicly traded immediately following such transaction. In the event of the termination of Mr. Ross’s employment by the Company without “Cause” (other than in connection with a Change in Control) or his resignation for “Good Reason” as of December 31, 2020, none of the restricted shares under this award would vest.
As of December 31, 2020, Mr. Ross had a 2020 Cash LTIP Award in the amount of $400,000. In the event of termination of Mr. Ross’s employment by MDC without “Cause” or by Mr. Ross for “Good Reason” as of December 31, 2020, up to one-third of the award would remain eligible to vest and pay out based on actual performance for the three-year period ending December 31, 2022. As of December 31, 2020, the amount that would have been paid to Mr. Ross under this award upon a Change in Control would be $400,000.
Finally, as of December 31, 2020, Mr. Ross had a performance-based cash award granted in 2018 in the amount of $250,000. Upon termination of his employment without “Cause” or with “Good Reason,” these awards would pro rata vest based on actual performance through the three-year period ended December 31, 2020. If Mr. Ross had been terminated under such circumstances as of December 31, 2020, no payment would be due. As of December 31, 2020, the amount that would have been paid to Mr. Ross under this award upon a Change in Control would be $250,000.

Proposed Business Combination with Stagwell Media LP
On December 21, 2020, MDC and Stagwell Media LP (“Stagwell Media”) announced that they had entered in a definitive transaction agreement providing for the combination of MDC with the subsidiaries of Stagwell Media that own and operate a portfolio of marketing services companies. The combination and related transactions are referred to as the “Proposed Transactions.” If consummated, the Proposed Transactions would constitute a Change of Control as defined for purposes of the 2020 Stock LTIP Awards, the 2020 Cash LTIP Awards, all other awards granted under the Company’s 2011 and 2016 Stock Incentive Plans, and the employment agreements of Mr. Penn, Mr. Lanuto and Mr. Ross. See “Item 1. Business — Recent Developments” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 16, 2021, for a detailed description of the Proposed Transactions,” and see the Company’s Registration Statement on Form S-4, filed on February 8, 2021 and amended on March 29, 2021, April 22, 2021 and April 30, 2021, for a detailed description of the impact of the Proposed Transactions on the awards discussed above.
Other Compensation-Related Policies
Indemnification Agreements
We have entered into indemnity agreements with our directors and executive officers which provide, among other things, that we will indemnify such director or executive officer, under the circumstances and to the extent provided therein, for liabilities of any kind that he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of the Company, to the fullest extent permitted under Canadian law.
Prohibition of Pledging or Hedging of the Company’s Stock
The Board has adopted policies to prohibit any pledge or hedging of the Company’s stock by officers and directors of the Company. Currently, no stock is pledged or hedged by any of the Company’s directors or officers.
Business Protection Terms
The Company’s NEOs are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.
Pension Benefits in 2020
We do not provide our NEOs with any defined benefit or defined contribution pension arrangements.
Non-Qualified Deferred Compensation In 2020
We do not maintain any non-qualified deferred compensation plans for our NEOs.
Indebtedness of Directors, Executive Officers and Senior Officers
There is currently no indebtedness owed to MDC by any of MDC’s Directors, executive officers or senior officers, and there was no such indebtedness owed to MDC since January 1, 2020. The Company’s Corporate Governance Guidelines prohibit the Company from making any personal loans or extensions of credit to Directors or executive officers of the Company.

EBITDA
As used in this Proxy Statement:
“EBITDA” is calculated pursuant to the Company’s Credit Agreement for the 2020 annual incentive awards and incentive awards granted in 2019. “EBITDA” is a non-U.S. GAAP measure that represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items as permitted by the Company’s Credit Agreement, including pro forma adjustments for acquisitions, dispositions, and certain one-time charges. A reconciliation of these measures to the U.S. GAAP reported results of operations for the year ended December 31, 2020 is provided in the Company’s Current Report on Form 8-K filed on March 2, 2021.
Compensation Committee Interlocks and Insider Participation
Desiree Rogers, Bradley J. Gross, and Irwin Simon served on the Compensation Committee of the Board of Directors during 2020. Kristen O’Hara also served on the Compensation Committee during 2020 but did not stand for re-election at the Company’s 2020 Annual Meeting of Shareholders. None of the persons who served on the Compensation Committee at the time of such service are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Securities Authorized for Issuance under Equity Compensation Plans
There were 5,108,583 Class A shares remaining available for future issuance under compensation plans approved by stockholders as of December 31, 2020. The following table sets out as of December 31, 2020 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:(1)	669,381(2)	6.60(3)	4,439,202
Equity compensation plans not approved by stockholders:	191,235(4)	2.60
Total	860,616	4.19	4,439,202

(1)
The Company currently grants equity awards under the 2011 Stock Incentive Plan and 2016 Stock Incentive Plan.

(2)
As of December 31, 2020, the Company had reserved Class A Shares in order to meet its obligations under various conversion rights, warrants and employee share related plans approved by stockholders, comprised of zero Class A shares reserved for exercises of 125,800 outstanding SARs and 669,381 Class A shares reserved for conversion of restricted stock units and similar awards upon vesting. The number of shares issuable underlying the SARs is based on the closing price of our Class A shares on December 31, 2020. The number of shares issuable underlying the restricted stock units and similar awards takes into account the probable outcome of any performance condition as of December 31, 2020.

(3)
As of December 31, 2020, the weighted average exercise price of the 125,800 outstanding SARs was $6.60. The calculation of the weighted average exercise price does not include the restricted stock units and similar awards because they may be exchanged for shares upon vesting for no consideration.

(4)
We had 1,950,000 SARs outstanding as of December 31, 2020 that could be exercised into Class A shares related to inducement awards to Messrs. Penn and Lanuto, which were not required to be approved by stockholders. Based on the closing price of our Class A shares on December 31, 2020, 191,235 Class A shares were reserved for issuance underlying these SARs. For a description of the material terms of these inducement grants, see “Executive Compensation.”

Transactions with Related Persons
Review and Approval of Related Party Transactions
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy to assist it in reviewing, approving and ratifying related party transactions. The Related Party Transactions Policy provides that all related party transactions covered by the policy must be approved in advance by the Audit Committee, except that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, directors and executive officers of the Company must notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration.
In reviewing related party transactions, the Audit Committee will be provided with full details of the proposed related party transaction and will consider all relevant facts and circumstances, including, among others:
The benefits of the transaction to the Company;
The terms of the transaction and whether they are fair (arm’s-length) and in the ordinary course of the Company’s business;
The size and expected term of the transaction; and
Other facts and circumstances that bear on the materiality of the related party transaction.
Generally, the Related Party Transactions Policy applies to any transaction that would be required by the SEC to be disclosed in which the Company was or is proposed to be, a participant and in which a “Related Party” had, has or will have a direct or indirect material interest. The policy also applies to any amendment or modification to an existing related party transaction, regardless of whether such transaction has previously been approved.
Stagwell Review Guidelines
The Audit Committee has adopted a policy, the Stagwell Review Guidelines, with respect to ordinary course transactions of its operating subsidiaries with affiliates of the Stagwell Group LLC. These Stagwell Review Guidelines supersede certain pre-approval standards in the Related Party Transactions Policy with respect to such transactions.
Stagwell Agency Holdings LLC, an entity affiliated with the Stagwell Group LLC, is an investor in the Company and the Chief Executive Officer of the Company, Mark Penn, is the manager of The Stagwell Group LLC. Stagwell is an investment firm that owns digital marketing, research, communications and other related companies (each, a “Stagwell Affiliate”) complementary to the Company’s business. The Company believes that collaboration among the Company’s Partner Firms and Stagwell Affiliates can present significant opportunities for the Company’s Partner Firms to increase revenues, reduce costs, and deliver better services to our clients. The Company seeks to encourage those agency collaborations when appropriate. Because Stagwell and Mark Penn are each a related party, the Audit Committee has established the Stagwell Review Guidelines to ensure the fairness to the Company of transactions, agreements, arrangements, and other matters between Partner Firms and Stagwell Affiliates.
The Company requires the Partner Firms to identify and describe, no less frequently than on a quarterly basis, any ordinary course transactions, agreements, and arrangements with a Stagwell Affiliate. The Partner Firm, prior to entering into any transaction, agreement, or arrangement with a Stagwell Affiliate, must determine that the transaction, agreement, or arrangement has a valid business purpose and that the pricing, terms and conditions of such transaction, agreement, or arrangement are reasonable under the circumstances. The Partner Firms are required to notify and obtain the advance written consent of the

Company’s General Counsel prior to such Partner Firm entering into, or modifying or amending, any ordinary course transaction, agreement, or arrangement with a Stagwell Affiliate involving amounts exceeding $250,000 but less than $1,000,000.
Any transaction between a Partner Firm and a Stagwell Affiliate involving amounts exceeding $1,000,000 must be reviewed and approved by the Audit Committee in advance.
The Audit Committee reviews, at least quarterly, all transactions, agreements, and arrangements undertaken during the past quarter pursuant to the Stagwell Review Guidelines in order to determine that each ordinary course transaction, agreement, or arrangement with a Stagwell Affiliate has a valid business purpose and that the pricing, terms and conditions of such transaction, agreement, or arrangement are reasonable under the circumstances.
Transactions with Related Persons
Since January 1, 2019, the Company engaged in the following related party transactions, in which the amount involved exceeded $120,000. The related party transactions were reviewed and approved by the Audit Committee in accordance with the Related Party Transactions Policy described above:
CEO and Director Affiliation
An affiliate of the Stagwell Group LLC has a minority ownership interest in the Company. Mark Penn is the CEO and Chairman of the Board of Directors of the Company and is also the manager of the Stagwell Group LLC.
Related Party Transactions with Stagwell Affiliates
The Company and its Partner Firms engaged in the following related party transactions with Stagwell Affiliates.
In October 2019, a Partner Firm of the Company entered into an arrangement with a Stagwell Affiliate, in which the Stagwell Affiliate and the Partner Firm will collaborate to provide various services to a client of the Partner Firm. The Partner Firm and the Stagwell Affiliate pitched and won this business together, with the client ultimately determining the general scope of work for each agency. Under the arrangement, which was structured as a sub-contract due to client preference, the Partner Firm is expected to pay the Stagwell Affiliate, for services provided by the Stagwell Affiliate in connection with serving the client, approximately $2 million.
During 2020, a Partner Firm of the Company entered into an arrangement with Stagwell Affiliates to perform media planning, buying and reporting services. Under the arrangement, the Partner Firm is expected to receive from the Stagwell Affiliates approximately $56.7 million. This primarily represents amounts to be paid by clients of the Stagwell Affiliates for media buying by the Company from third parties on behalf of such clients.
In January 2020, a Partner Firm of the Company entered into an arrangement with a Stagwell Affiliate to develop advertising technology for the Partner Firm. Under the arrangement the Partner Firm paid the Stagwell Affiliate approximately $483,000.
On February 14, 2020, the Company sold substantially all the assets and certain liabilities of Sloane and Company LLC (“Sloane”), an indirectly wholly owned subsidiary of the Company, to a Stagwell Affiliate, for an aggregate purchase price of approximately $26 million, consisting of cash paid at closing plus contingent deferred payments expected to be paid over the next two years.
The Company paid Sloane approximately $157,000 for investor relations services in 2020.
In August 2020, the Company entered into an arrangement with a Stagwell Affiliate to provide audience and brand research, concept testing and landscape related to the ongoing new business pitches for clients of the Company. Under the arrangement, the Company is expected to pay the Stagwell Affiliate approximately $145,000.

In November 2020, a Partner Firm of the Company entered into an arrangement with a Stagwell Affiliate to perform event management services. Under the arrangement, the Partner Firm is expected to receive from the Stagwell Affiliate approximately $456,000.
In January 2021, a Partner Firm of the Company entered into an arrangement with Stagwell Affiliates to perform media planning, buying and reporting services. Under the arrangement, the Partner Firm is expected to receive from the Stagwell Affiliate approximately $529,000.
In February 2021, a Partner Firm of the Company entered into an arrangement with a Stagwell Affiliate to perform requirements gathering and concept features for a future-leaning ad platform for the augmented reality space. Under the arrangement, the Stagwell Affiliate is expected to receive from the Partner Firm approximately $140,000.
In March 2021, a Partner Firm of the Company entered into an arrangement with a Stagwell Affiliate to perform media relations support and outreach services. Under the arrangement, the Partner Firm is expected to receive from the Stagwell Affiliate approximately $190,000.
Some of our Partner Firms from time-to-time enter into other transactions and arrangements with Stagwell Affiliates on an ordinary course and regular basis pursuant to the Stagwell Review Guidelines. These include our Partner Firms providing or receiving advertising and marketing agency services. None of these other transactions or arrangements involves amounts exceeding $120,000.
Other Related Party Transactions
The Company entered into an agreement commencing on January 1, 2020 to sublease office space through July 2021 to a company whose chairman Irwin Simon is a member of the Company’s Board of Directors. The total rental income related to the sublease is approximately $350,000.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of the Class A Shares of MDC outstanding as of April 30, 2021 by each beneficial owner of more than five percent of such shares, by each of the directors and named executive officers of MDC and the current nominees for Board election and by all current directors and executive officers of MDC as a group. The address for persons for which an address is not otherwise provided in the footnotes below is c/o One World Trade Center, Floor 65, New York, NY 10007.
	Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)
Name	Type of Shareholding	Class A Subordinate Voting Shares(2)	Class A Shares Underlying Options, Warrants or Similar Rights Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Rights(4)	Approximate Percentage of Class A Shares(5)
Mark J. Penn	Direct	574,051(6)	1,000,000	1,500,000	2.0%
	Indirect	14,400,714(7)	258,581(7)	11,530,251(7)	18.6%
Charlene Barshefsky	Direct	73,256(6)			*
Asha Daniere	Direct	—		23,256(8)	*
Bradley J. Gross	Direct	—			*
Wade Oosterman	Direct	35,000		23,256(8)	*
Desirée Rogers	Direct	72,218(6)			*
Irwin D. Simon	Direct	88,211(6)			*
Frank P. Lanuto	Direct	194,123(6)	300,000	450,000	*
David C. Ross	Direct	344,327(6)	43,000	43,000	*
Vincenzo DiMaggio	Direct	76,691(6)			*
All directors and officers of MDC as a group (10 persons)		15,858,591	1,601,581	13,569,763	21.8%
The Stagwell Group LLC(9)		14,400,714(7)	258,581(7)	11,530,251(7)	18.6%
Goldman Sachs(9)		7,677(10)	17,752,296(10)	17,752,296(10)	18.4%
Indaba Capital Fund, L.P.(9)		9,377,399(11)			11.9%
Hotchkis and Wiley Capital Management LLC(9)		7,944,520(12)			10.1%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.

(1)
Unless otherwise noted, the Company believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.

(2)
This column includes Class A Common Shares owned directly or indirectly, but does not include Class A Common Shares subject to options, warrants or similar rights.

(3)
This column includes Class A Common Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after April 30, 2021.

(4)
This column includes Class A Common Shares subject to all outstanding options, stock appreciation rights, warrants or similar rights, whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after April 30, 2021.

(5)
For purposes of computing the percentage of outstanding shares held by each person or group named above, we have included restricted shares in the number of shares of the Company outstanding as of April 30, 2021. In addition, for purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 30, 2021, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Those Class A Common Shares issuable upon conversion of the Company’s Series 4 Shares or the Company’s Series 6 Shares are also not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
(6)
Includes shares of restricted stock that have not yet vested, but with respect to which the director or executive officer has the ability to vote.

(7)
Mr. Penn, our Chairman and CEO, is also manager of The Stagwell Group LLC, an affiliate of Stagwell Agency Holdings LLC. The Schedule 13D/A filed with the SEC on December 23, 2020 by Stagwell Agency Holdings LLC, The Stagwell Group LLC, and Mark Penn reports the number of shares as to which The Stagwell Group LLC has shared voting and dispositive power is 14,659,295 shares. The number of shares as to which Stagwell Agency Holdings LLC has shared voting and dispositive power is 14,544,295, which are included in the amounts reported for The Stagwell Group LLC. This report reflects 14,285,714 shares held by Stagwell Agency Holdings LLC and beneficially owned by Stagwell Agency Holdings LLC and The Stagwell Group LLC, an additional 115,000 shares held and beneficially owned by The Stagwell Group LLC, and an additional 258,581 shares issuable upon conversion of the portion of the 50,000 Series 6 Shares owned by Stagwell Agency Holdings LLC eligible for conversion as of the filing date of the report. As of December 31, 2020, a total of 11,530,251 Class A Common Shares were issuable upon conversion of the 50,000 Series 6 Shares owned by Stagwell Agency Holdings LLC.

(8)
Represents restricted stock units.

(9)
Stock ownership of these entities is based solely on a Schedule 13D, 13D/A, 13G or 13G/A filed by each such entity, except as otherwise noted. The address of each of Stagwell Agency Holdings LLC and The Stagwell Group LLC, is 1808 I Street, NW, Sixth Floor, Washington, DC 20006, and their most recent Schedule 13D/A was filed on December 23, 2020. The address of each of The Goldman Sachs Group, Inc., Goldman, Sachs & Co. LLC, Broad Street Principal Investments, L.L.C., StoneBridge 2017, L.P., StoneBridge 2017 Offshore, L.P., and Bridge Street Opportunity Advisors, L.L.C. (collectively, the “Goldman Sachs Parties”) is 200 West Street, New York, NY 10282, and their most recent Schedule 13D/A was filed on April 23, 2021. The address of each of Indaba Capital Management, L.P., IC GP, LLC and Derek C. Schrier is One Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129, and their most recent Schedule 13G/A was filed on February 16, 2021. The address of Hotchkis and Wiley Capital Management, LLC is 601 S. Figueroa Street, 39th Fl, Los Angeles, CA 90017, and its most recent Schedule 13G/A was filed on February 11, 2021.

(10)
The Schedule 13D/A filed with the SEC on April 23, 2021 by the Goldman Sachs Parties reports that the number of shares as to which The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC have shared voting and dispositive is 17,759,973 shares. The number of shares as to which the other Goldman Sachs Parties have shared voting and dispositive power is 17,752,296, which are included in the amounts reported for The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC. This report reflects 7,677 Class A Common Shares beneficially owned by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC, and an additional 17,752,296 Class A Common Shares issuable upon the conversion of 95,000 Series 4 Shares of the Company beneficially owned by the Goldman Sachs Parties.

(11)
The Schedule 13G/A filed with the SEC on February 16, 2021 by Indaba Capital Management, L.P., IC GP LLC, and Derek C. Scheier reports that Indaba Capital Management, L.P., IC GP LLC, and Derek C. Scheier have shared voting and dispositive power over 9,377,399 shares. The Schedule 13G/A provides that the shares are directly held by Indaba Capital Fund, L.P., and voting and investment power over the shares has been delegated to Indaba Capital Management, L.P.

(12)
The Schedule 13G/A filed with the SEC on February 11, 2021 by Hotchkis and Wiley Capital Management, LLC (“HWCM”) reports sole voting power over 6,089,320 shares and sole dispositive power over 7,944,520 shares. Hotchkis and Wiley Small Cap Value Fund reported sole voting power and sole dispositive power over 3,277,700 shares, which are included in HWCM’s reported amounts. The Schedule 13G/A provides that certain of HWCM’s clients have retained voting power over the Class A Common Shares that they beneficially own. Accordingly, HWCM has the power to dispose of more Class A Common Shares than it can vote.

Changes in Control
To our knowledge, there are no present arrangements or pledges of the Company’s securities that may result in a change in control of the Company, other than with respect to the Proposed Transactions.

Delinquent Section 16(a) Reports
Under Section 16(a) of the Exchange Act, each person serving as a director or executive officer during the last fiscal year and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the SEC within a prescribed period of time and to furnish the Company with copies of such reports. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2020, and upon written representations from such persons that no other reports were required, all reports required to be filed under Section 16(a) have been timely filed with the SEC except for the Form 3 for Wade Oosterman filed on February 4, 2020, Form 4 and Form 4/A for David Ross filed on April 6, 2020 and July 30, 2020, Form 4 and Form 4/A for Mark Penn filed on May 18, 2020 and May 21, 2020, Form 3 for Asha Daniere filed July 7, 2020, and Form 4 for Jonathan Mirsky filed July 30, 2020.

ITEM 4  —  APPOINTMENT OF AUDITORS
AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE ITS REMUNERATION
Upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO USA, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2021 and to perform such other services as may be required of them. BDO USA, LLP has served as independent public accountants for MDC Partners since April 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO USA, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
The Company retained BDO USA, LLP to audit the Company’s consolidated financial statements for 2019 and 2020. The Company also retained BDO USA, LLP to provide non-audit services in 2019 and 2020. The following table sets forth the aggregate fees billed to the Company by BDO USA, LLP for professional services in fiscal years 2019 and 2020:
BDO USA, LLP
	2019	2020
Audit Fees(1)	$2,527,838	$2,901,000
Audit-Related Fees
Tax Fees(2)	$38,000	$16,000
All Other Fees
Total	$2,565,838	$2,917,000

(1)
Consists primarily of fees for the audit of annual financial statements and the audit of the effectiveness of internal control over financial reporting, review of quarterly financial statements, review of SEC registration statements and related consents, and services in connection with statutory or regulatory filings.

(2)
Consists of fees for services rendered for analysis of NOL utilization.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) in each case the estimated amount of such fees will not exceed $75,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.
The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPOINTMENT OF BDO USA, LLP AS MDC PARTNERS’ AUDITORS AND AUTHORIZING THE AUDIT COMMITTEE TO DETERMINE BDO USA, LLP’S REMUNERATION.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management, meeting in executive sessions with the leader of MDC Partners’ internal auditing function without the presence of MDC Partners’ management, and regular reporting by the leader of MDC Partners’ technology function with respect to cybersecurity risk.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those consolidated financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management and BDO USA, LLP, the Company’s independent registered accountants, management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.
With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO USA, LLP matters relating to its independence, and received from BDO USA, LLP written disclosures and a letter from BDO USA, LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee also discussed with the independent registered public accounting firm the other matters required by applicable requirements of the PCAOB, including, among other items, matters related to the conduct of the annual audit of MDC Partners’ financial statements.
On the basis of their reviews and discussions, the Audit Committee recommended to the Board that the Board approve (and the Board approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.
Audit Committee of the Board
Wade Oosterman (Chair)
Charlene Barshefsky
Asha Daniere

ADDITIONAL INFORMATION
A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2020 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to MDC Partners, Floor 65, New York, NY 10007, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2020, a copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.
SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) intended to be included in the proxy materials for the 2022 Annual Meeting of Shareholders must be received by the Secretary of the Company, One World Trade Center, Floor 65, New York, NY 10007, by January 17, 2022, in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after January 17, 2022, will not be considered timely for the purposes of Rule 14a-8.
Moreover, unless a shareholder who wishes to present a proposal at the Annual Meeting outside the processes of Rule 14a-8 has submitted such proposal to us by the close of business on April 4, 2022, subject to applicable rules, we will have discretionary authority to vote on any such proposal with respect to all proxies submitted to us even when we do not include in our proxy statement advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.
ITEM 5  —  FURTHER AND OTHER BUSINESS
Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.
The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.
By Order of the Board
David Ross
General Counsel, Executive Vice President, Corporate Development and Corporate Secretary
New York, N.Y.
May 10, 2021

EXHIBIT A
CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)
The directors of MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Company. The business of the Company is supervised by its Board of Directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Company’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Company’s corporate governance practices are set out below.
The Board of Directors
In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of seven (7) members, all of whom are considered to be independent directors with the exception of Mr. Penn, who is a member of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:
Mark J. Penn:   currently serves as the Chief Executive Officer. He is also the President and Managing Partner of The Stagwell Group.
Charlene Barshefsky:   currently serves as Chair of Parkside Global Advisors. She is also a director of the American Express Company and the Estee Lauder Companies and is a trustee of the Howard Hughes Media Institute.
Asha Daniere:   currently serves as a director of Canopy Rivers, GP-ACT III Acquisition Corp., and the Toronto International Film Festival.
Bradley J. Gross:   currently serves as a Managing Director at Goldman Sachs & Co. He is also a director of Neovia Logistics Holdings, Proquest Holdings, Trader Interactive Holdings, Slickdeals, LLC and Aptos, Inc.
Wade Oosterman:   currently serves as Vice Chairman of Bell Canada. Mr. Oosterman serves on the board of directors of Telephone Data Systems Inc. and Enstream.
Desirée Rogers:   currently serves as Chief Executive Officer of Black Opal, LLC. She is also a director of World Business Chicago, the Economic Club of Chicago, the Conquer Cancer Foundation, Donors Choose and Inspired Entertainment.
Irwin D. Simon:   currently serves as Chairman and Chief Executive Officer of Aphria Inc. and as Executive Chairman of Whole Earth Brands, Inc. He is also a trustee at Tulane University and Poly Prep Country Day School.
All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of $5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

Effective as of July 20, 2015, the Board appointed Mr. Irwin Simon as the Lead Independent Director of the Board. Mr. Simon is independent.
Board Mandate
The Board of Directors adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/investors/corporate-governance.
Position Descriptions
The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and each committee of the Board and their respective chairs.
The primary functions of the CEO are to lead the management of our businesses and affairs in accordance with the Company’s strategic plan and operating and capital budgets, as approved by the Board.
The Board has developed a written position description and mandate, which sets forth the CEO’s key responsibilities. These responsibilities include the following: (a) develop and recommend to the Board a long-term strategy and vision for the Company that leads to creation of shareholder value; (b) develop and recommend to the Board annual business plans and budgets that support the Company’s long-term strategy; (c) consistently strive to achieve the Company’s financial and operating goals and objectives; and (d) develop the corporate and partner management teams and succession plans.
The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.
Orientation and Continuing Education
New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.
Ethical Business Conduct
The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., One World Trade Center, Floor 65, New York, NY 10007, Attention: Investor Relations.

Nomination of Directors
The Nominating and Corporate Governance Committee is composed of three (3) members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Irwin Simon (Chairman), Charlene Barshefsky and Desiree Rogers. The Nominating and Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.
Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.
Director Term Limits
The Board believes that the need to have experienced directors who are familiar with the business of the Company must be balanced with the need for fresh perspectives and a proactive approach. The Board has not adopted formal director term limits or other mechanisms of board renewal, in part, because the imposition of director term limits on a board implicitly discounts the value of experience and continuity among board members and runs the risk of excluding experienced and potentially valuable board members as a result of an arbitrary determination. In addition, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Company over time. The Board does not believe that long tenure impairs a director’s ability to act independently of management.
Policies Regarding the Representation of Women, Indigenous Peoples, Persons with Disabilities, and Members of Visible Minorities on the Board
The Company has not adopted a written policy relating to the identification and nomination of directors who identify as women, Indigenous peoples, persons with disabilities, or members of visible minorities to the Company’s board of directors but rather has an informal, unwritten policy. The Company generally considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for board membership. As evidence of this approach, the Board appointed Ms. Rogers to the Board in April 2018 and Ambassador Barshefsky in April 2019. Ms. Daniere was nominated for election to the Board in May 2020.
Consideration of the Representation of Women, Indigenous Peoples, Persons with Disabilities, and Members of Visible Minorities in the Director Identification and Selection Process
In identifying and nominating candidates for election or re-election to the board of directors, the Board considers the level of representation of women, Indigenous peoples, persons with disabilities, or members of visible minorities on the board, in addition to the competencies, skills and personal and other diverse qualities required for new directors in order to add value to the Company in light of opportunities and risks facing the Company. Selection of candidates to the board will be, in part, dependent upon the pool of candidates with the necessary skills, knowledge and experience. The ultimate decision will be based on merit and contribution the chosen candidate will bring to the board.
Consideration of the Representation of Women, Indigenous Peoples, Persons with Disabilities, and Members of Visible Minorities in Executive Officer Appointments
In appointing executive officers to the management team, the Company considers the level of representation of women, Indigenous peoples, persons with disabilities, and members of visible minorities in executive officer positions, and also takes into account the following factors: the competencies, skills and personal and other diverse qualities required for new executive officers in order to add value to the Company in light of opportunities and risks facing the Company.
Issuer’s Targets Regarding the Representation of Women, Indigenous Peoples, Persons with Disabilities, and Members of Visible Minorities on the Board and in Executive Officer Positions
The Company has not adopted a target for women, Indigenous peoples, persons with disabilities, or members of visible minorities on the board of directors because the Company does not believe that any director nominee should be chosen nor excluded because of those characteristics. In selecting a director nominee, the Nominating and Corporate Governance Committee focuses on skills, expertise and background that would complement the existing Board. Directors will be recruited based on their ability and potential for meaningful contributions.
Similarly, the Company has not adopted a target for women, Indigenous peoples, persons with disabilities, or members of visible minorities in executive officer positions because the Company does not believe that any candidate for an executive officer position should be chosen nor excluded because of those characteristics. In selecting candidates, the Company considers the skills, expertise and background that would complement the existing management team. Executive officers will be recruited based on their ability and contributions.
Number of Women, Indigenous Peoples, Persons with Disabilities, and Members of Visible Minorities on the Board and in Executive Officer Positions
As of the date of this Proxy Statement and Management Information Circular, (i) there are three directors who identify as women on the Company’s Board of Directors, representing 43% of the directors, and one director on the Board of Directors who identifies as a member of a visible minority, representing 14% of the directors, and (ii) none of the Company’s executive officers identify as women, Indigenous peoples, persons with disabilities, or members of a visible minority.
Compensation
The Human Resources & Compensation Committee is composed of three members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Desiree Rogers (Chair), Bradley J. Gross, and Irwin Simon. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/investors/corporate-governance. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the Nasdaq corporate governance standards.
Other Board Committees
The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/investors/corporate-governance.
In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Assessments
The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

MDC Partners
Where Great Talent Lives

FORM OF PROXY – CLASS A SHARES

This proxy is solicited by the management of MDC Partners Inc. ("MDC" or "the Company") for use at the Annual Meeting of Shareholders to be held on June 22, 2021 at 12:30 p.m. (Eastern Day light Time) (the "Meeting"). The Meeting will be held live via the internet at https://web.lumiagm.com/417438029. Enter your unique 13-digit control number located on your form of proxy and the password: mdc2021.

I/We, being shareholder/s of MDC, hereby appoint as my or our nominee, Mr. Frank Lanuto, or failing him, Mr. David Ross, or instead of the foregoing, (strike out preceding names and print name of alternative nominee) ________________, as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Company to be held virtually at 12:30 p.m. (Eastern Daylight Time) on June 22, 2021, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR resolutions 1, 2 and 3. Please use a black pencil or pen.

1. Election of Directors
The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his or her successor is otherwise elected, are:

	FOR	*WITHHOLD*
1. Mark J. Penn	☐	☐
2. Charlene Barshefsky	☐	☐
3. Asha Daniere	☐	☐
4. Bradley J. Gross	☐	☐
5. Wade Oosterman	☐	☐
6. Desiree Rogers	☐	☐
7. Irwin D. Simon	☐	☐

	FOR	*AGAINST*	*WITHHOLD*
2. Executive Compensation The recommendation put forth by management is for the approval of a non-binding advisory resolution on the Company's executive compensation.	☐	☐	
3. Appointment of Auditors The auditor nomination proposed by management is BDO USA, LLP, to act as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration.	☐		☐

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below.

☐ I would like to receive quarterly financial statements.

☐ I would like to receive future mailings by email at ___________________________.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR each of the matters specified above, or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

Print Name(s): ________________________ ***Number of Shares Represented:*** ____________

____ ____________
Signature(s) ***Date***

Please sign exactly as your name/s appear on this proxy. Please see reverse for instructions. All proxies must be received by 12:30 p.m. (Eastern Daylight Time) on June 18, 2021. The proxy cut off time may be waived or extended by the chairman of the Meeting without notice.

Notes to Proxy

1. This proxy must be signed by a holder or his or her attorney duly authorized in writing. If you are an individual, please sign exactly as your name appears on this proxy. If the holder is a corporation, a duly authorized officer or attorney of the corporation must sign this proxy, and if the corporation has a corporate seal, its corporate seal should be affixed.

2. **A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the online Meeting other than the persons designated in this form of proxy.** Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management's nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the online Meeting to vote. **NOTE: If you are appointing a proxyholder other than the management nominees, you MUST call 1-866-751-6315 (within North America) or 212-235-5754 (outside of North America) by 12:30 p.m. (Eastern Daylight Time) on June 18, 2021 and provide AST Trust Company (Canada) with the required information for your chosen proxyholder so that AST Trust Company (Canada) may provide the proxyholder with a Control Number via email. Alternatively, a duly appointed proxyholder may request a control number by completing a form online using the following link: https://lp.astfinancial.com/ControlNumber. This Control Number will allow your proxyholder to log in to and vote at the Meeting. Without a Control Number your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.**

3. If the securities are registered in the name of an executor, administrator or trustee, please sign exactly as your name appears on this proxy. If the securities are registered in the name of a deceased or other holder, the proxy must be signed by the legal representative with his or her name printed below his or her signature, and evidence of authority to sign on behalf of the deceased or other holder must be attached to this proxy.

4. Some holders may own securities as both a registered and a beneficial holder; in which case you may receive more than one Circular and will need to vote separately as a registered and beneficial holder. Beneficial holders may be forwarded either a form of proxy already signed by the intermediary or a voting instruction form to allow them to direct the voting of securities they beneficially own. Beneficial holders should follow instructions for voting conveyed to them by their intermediaries.

5. If a security is held by two or more individuals, any one of them present or represented by proxy at the Meeting may, in the absence of the other or others, vote at the online Meeting. However, if two or more of them are present or represented by proxy, they must vote together the number of securities indicated on the proxy.

All holders should refer to the Management Information Circular for further information regarding completion and use of this proxy and other information pertaining to the Meeting.

This proxy is solicited by and on behalf of Management of the Company.

AST

How to Vote

INTERNET

- Go to www.astvotemyproxy.com, enter the 13-digit control number printed on this form and follow the instructions on screen.

TELEPHONE

- Use any touch-tone phone, call **1-888-489-5760** (toll-free in the United States and Canada), enter the 13-digit control number printed on this form and follow the voice instructions. If you vote by telephone, do not return this proxy.

MAIL, FAX or EMAIL

- Complete and return your signed proxy in the envelope provided or send to:

  AST Trust Company (Canada)
  Attn: Proxy Department
  P.O. Box 721
  Agincourt, ON MIS 0A1

- Alternatively, you may fax your proxy to 416-368-2502 or 1-866-781-3111 (toll free in the United States and Canada), or scan and email to proxyvote@astfinancial.com.

An undated proxy is deemed to be dated on the day it was received by AST.

If you wish to receive investor documents electronically in future, please visit https://ca.astfinancial.com/edelivery to enroll.

Any questions and requests for assistance may be directed to the Strategic Shareholder Advisor and Proxy Solicitation Agent:

KINGSDALE Advisors

Call Toll-Free at: 1-877-659-1821 within North America
Call Collect at: 416-867-2272 outside North America
E-mail: contactus@kingsdaleadvisors.com
Facsimile: 416-867-2271 / Toll Free Facsimile: 1-866-545-5580

MDC Partners
Where Great Talent Lives

FORM OF PROXY — CLASS B SHARES

This proxy is solicited by the management of MDC Partners Inc. ("MDC" or "the Company") for use at the Annual Meeting of Shareholders to be held on June 22, 2021 at 12:30 p.m. (Eastern Daylight Time) (the "Meeting"). The Meeting will be held live via the internet at https://web.lumiagm.com/417438029. Enter your unique 13-digit control number located on your form of proxy and the password: mdc2021.

I/We, being shareholder/s of MDC, hereby appoint as my or our nominee, Mr. Frank Lanuto, or failing him, Mr. David Ross, or instead of the foregoing, (strike out preceding names and print name of alternative nominee) ________________, as proxy of the undersigned, to attend, act and vote on behalf of the undersigned in accordance with the below direction (or if no directions have been given, as the proxy sees fit) on all the following matters and any other matter that may properly come before the Annual Meeting of Shareholders of the Company to be held virtually at 12:30 p.m. (Eastern Daylight Time) on June 22, 2021, and at any and all adjournments or postponements thereof in the same manner, to the same extent and with the same powers as if the undersigned were personally present, with full power of substitution.

Management recommends voting FOR resolutions 1, 2 and 3. Please use a black pencil or pen.

1. Election of Directors
The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

	FOR	*WITHHOLD*
1. Mark J. Penn	☐	☐
2. Charlene Barshefsky	☐	☐
3. Asha Daniere	☐	☐
4. Bradley J. Gross	☐	☐
5. Wade Oosterman	☐	☐
6. Desiree Rogers	☐	☐
7. Irwin D. Simon	☐	☐

	FOR	*AGAINST*	*WITHHOLD*
2. Executive Compensation The recommendation put forth by management is for the approval of a non-binding advisory resolution on the Company's executive compensation.	☐	☐	
3. Appointment of Auditors The auditor nomination proposed by management is BDO USA, LLP, to act as auditors of MDC Partners and to authorize the Audit Committee to fix their remuneration.	☐		☐

Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below.

☐ I would like to receive quarterly financial statements.

☐ I would like to receive future mailings by email at ____________________.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted FOR each of the matters specified above, or, if you appoint another proxyholder, as that other proxyholder sees fit. On any amendments or variations proposed or any new business properly submitted before the Meeting, I/We authorize you to vote as you see fit.**

Print Name(s): ____________________ ***Number of Shares Represented:*** __________

____________________________________ __________
Signature(s) ***Date***

Please sign exactly as your name/s appear on this proxy. Please see reverse for instructions. All proxies must be received by 12:30 p.m. (Eastern Daylight Time) on June 18, 2021. The proxy cut off time may be waived or extended by the chairman of the Meeting without notice.